UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 12, 2013 (November 8, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)  On November 8, 2013, the Board of Directors (the “Board”) of Rite Aid Corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee, elected Kevin E. Lofton to the Board and appointed him to serve on the Audit Committee.

Mr. Lofton is currently the President and Chief Executive Officer of Catholic Health Initiatives.  Headquartered in Denver, this healthcare system operates the full continuum of services from hospitals to home health agencies nationwide.  He previously served as Chief Executive Officer of the University of Alabama at Birmingham Hospital and Howard University Hospital in Washington, D.C.  Mr. Lofton is also a director and member of the audit committee of Gilead Sciences, Inc.

Mr. Lofton was not selected as a Director pursuant to any arrangement or understanding with any other person.  As a non-employee Director, Mr. Lofton will receive compensation in accordance with the Company’s policy for compensation as a non-employee Director.

The previously announced resignation of Francois J. Coutu from the Board became effective upon the election of Mr. Lofton.

The press release announcing the election of Mr. Lofton is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1  Press Release, dated November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: November 12, 2013	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and
Secretary